                                                                   EXHIBIT 10.29

                                    PARTIES

                      PUKEROA ORUAWHATA HOLDINGS LIMITED

                                ("the Lessor")

                                      AND

                               CUL (NZ) LIMITED

                                ("the Lessee")

                                      AND

                                COST-U-LESS INC

                               ("the Guarantor")




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                              AGREEMENT TO LEASE
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                                  BURTON & CO
                                  SOLICITORS
                                   AUCKLAND

AGREEMENT dated the     day of

PARTIES

1.   PUKEROA ORUAWHATA HOLDINGS LIMITED ("the Lessor")

2.   CUL (NZ) LIMITED ("the Lessee")

3.   COST-U-LESS INC ("the Guarantor")

BACKGROUND

A. The Lessor is establishing a retail and food court centre, as part of the Rotorua Central Development on the Land to include a bulk retail outlet for the Lessee.

B. The Lessee is a wholly owned subsidiary of Cost-U-Less Inca USA based publicly listed company.

C. The Lessor has agreed to grant a lease to the Lessee and the Lessee has agreed to accept a lease of the Premises upon completion of the Building Project.

THE PARTIES AGREE

1.   INTERPRETATION

1.1  In this Agreement unless the context otherwise requires:

     "Building" means the building to be erected by the Lessor on the Land (hatched red on the scheme plan attached as Schedule 2).

     "Building Contract" means the building contract to be entered into between the lessor and the Building Contractor in relation to the Building.

     "Building Contractor" means the contractor selected by the Lessor for the purpose of completing the Building Project.

     "Building Project" means the construction of the Building:

     (a) in accordance with the Final Plans and Specifications; and

     (b) all site works and other improvements associated therewith.

     "Commencement Date" means the later of:

     (a) the Date of Practical Completion; or

     (b) 30 November 1999; or

     (c) the date six weeks from the Fitout Date.

     "Date of Practical Completion" means the date upon which the Building has been substantially completed so that it is capable of being occupied, used and enjoyed without material inconvenience (with all necessary services completed and in operation for all portions of the Premises) notwithstanding that there may be items of a comparatively minor nature that require finishing, alteration or remedial action. A certificate issued by the Design Consultant as to the Date of Practical Completion shall be conclusive and binding on the parties provided however that the Commencement Date shall not be later than the Lessee commencing full trading from the Premises.

     "Design Consultant" means the consultant selected by the Lessor to supervise the construction of the Building in terms of the Building Contract, and may be either an architect or an engineer.

     "Final Plans and Specifications" means the final working drawings and construction plans and specifications for the Building Project developed by the Design Consultant in accordance with the Scheme Plan attached as
     Schedule 2 and the Specification attached as Schedule 4.

     "Fitout Date" means the date that it becomes reasonably practical by way of notice from the Lessor to the Lessee for the Lessee to have access to the Premises for the purposes of carrying out the Lessee's Fitout.

     "Land" means the land owned by the Lessor situate at Amohau Street being more particularly described as all that parcel of land containing 13.0156 hectares more or less and being Lots I and 2 on Deposited Plans.49884 and being the land comprised and described in Certificate of Title Volume 55D/Folio 543 (South Auckland Registry) SUBJECT TO:

     1.   Part IVA Conservation Act 1987

     2.   Sections 10 and 11 Crown Minerals Act 1991

     3.   Mortgage B.298747.2

     4.   Gazette Notice B.506418.1

     5.   Easements created by Transfer B532280.1.

     "Lease" means the lease to be granted by the Lessor to the Lessee in accordance with this Agreement.

     "Lessee's Fitout" means those works to be undertaken by the Lessee's contractors and at the Lessee's sole cost pursuant to clause 3 to meet the occupational requirements of the Lessee including where appropriate:

     (a) The provision and erection within the Premises of all internal partitioning together with any necessary fittings;

     (b) All telephone and data wiring installations to the Lessee's requirements;

     (c) Any additions or modifications to the Final Plans and Specifications relating to any of the following required by the Lessee, whether as a result of the Lessee's fitting out of the Premises or otherwise:

          (i)   Electrical services, wiring and fittings;

          (ii)  Fire sprinkler system;

          (iii)  Security system;

          (iv)   Plumbing installation and fittings;

          (v)    Signage; (vi)  Music system;

          (vii)  Other services and reticulation;

          (viii) Any other work shown in the Final Plans and Specifications.

     "Outgoings" has the meaning defined in the form of lease attached as
     Schedule 3.

     "Permitted Use" means the use specified in Schedule 1.

     "Premises" means the premises described in Schedule 1.

     "Relevant Authority" means any local body government or other authority having jurisdiction or authority over the Building Project or the Rotorua Central Development or the Land.

     "Rotorua Central Development" means the stage 2 and stage 3 developments by the Lessor, the general location and layout of which is shown hatched red and green respectively on the Scheme Plan attached as Schedule 2.

1.2  For the purpose of interpretation and construction of this Agreement:

     (a) Words importing one gender include the other genders as the case may require;

     (b) Words importing a singular or plural number include the plural and singular number respectively;

     (c) A "person" shall include any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state, government department or municipal authority in each case whether or not having a separate legal personality;

     (d) This Agreement shall benefit and be binding upon the parties and their respective successors and personal representatives and any permitted assignees or transferees of their rights and references to the parties shall be construed accordingly;

     (e) Clause headings appear only for sake of convenience and shall not affect the construction of this Agreement;

     (f) Terms defined in the form of lease attached to this Agreement shall (except where the context otherwise requires) have the same meaning in this Agreement;

     (g) In the event of any conflict between the provisions of this Agreement and the form of lease attached, then the express provisions of this Agreement shall prevail.

2.  BUILDING PROJECT

2.1 (a) The Lessor shall cause the Building to be constructed and the Building Project to be completed substantially in accordance with the Final Plans and Specifications and the requirements of any Relevant Authority.

     (b) The Lessor agrees that the Final Plans and Specifications will generally accord with the quality, scope, performance and function shown and described in Schedules 2 and 4.

     (c) The Lessor will proceed with all due diligence to make all necessary applications to the Relevant Authority for all consents required for the Building Project including, without limitation, consents required pursuant to the Resource Management Act 1991 and the Building Act 1991. Having made such applications the Lessor will pursue all aspects of the applications without delay.

     (d) Subject to any delay beyond the control of the Lessor, the Lessor shall cause to be done all things reasonably necessary to achieve completion of the Building Project on or before 30 November 1999.

2.2  Unavailability or delays in availability

     If through unavailability or delays in availability of materials through no fault of the Lessor or if through any other cause whatsoever beyond the control of the Lessor it is impractical for the Lessor to incorporate in the Building any material, finish, product or system referred to in the Final Plans and Specifications or if it becomes necessary or expedient for the Lessor to undertake or incorporate an amendment in respect of anything shown or described in the Final Plans and Specifications then the Lessor may substitute an alternative material, finish, product or system or undertake or incorporate such amendment of a kind and nature to be determined by the Lessor. Such substitution or amendment shall adhere to or preserve to the maximum extent practical the quality and intent as set out in the Final Plans and Specifications.

2.3  Lessee's Right of inspection

     The Lessee shall at all reasonable times by prior notification to the Lessor be entitled to inspect the Final Plans and Specifications for the Building Project and by arrangement with the Lessor to inspect the Building during the progress of construction PROVIDED THAT in so doing it shall not unreasonably impede or interfere with the Building Project or the Building Contractor or any subcontractors.

3.  LESSEE'S FITOUT

3.1 The Lessee shall, as soon as practicable after execution of this Agreement but prior to commencing any work, at the cost of the Lessee, produce in conjunction with its architects plans, specifications and associated documentation (in accord with NZIA conditions) for the Lessee's Fitout to meet the occupational/operational requirements of the Lessee and deliver them to the Lessor for approval, such approval not to be unreasonably withheld or delayed.

3.2 The Lessor shall provide to the Lessee on the Fitout Date access to the Premises to commence work on the Lessee's Fitout free of any rental, outgoings and other charges. The Lessee and the Lessor will ensure that their respective contractors shall co-operate as far as practicable to ensure that the Building Project and the

     Lessee's Fitout proceed smoothly. The Lessee's contractors will be responsible for putting their equipment into position and for their own power requirements.

4.  THE LEASE

4.1 (a) The Lessor shall grant to the Lessee and the Lessee shall take a lease of the Premises ("the Lease").

     (b)  The term of the Lease shall commence on the Commencement Date.

     (c) The terms of the Lease shall be as set out in Schedule 1 and shall otherwise include all terms and conditions set out in this Agreement and be in the form of and upon the terms and conditions set out in the form of lease attached as Schedule 3.

     (d) The Lessee will pay to the Lessor a rental deposit equal to two months rental on the date that this Agreement becomes unconditional. The rental deposit will be offset against the first two months rental payable to the Lessor.

4.2 The Lessor shall be entitled to carry out and complete any finishing work in the Premises or to the Building Project requiring completion or remedial work without causing unreasonable interference to the Lessee even though the term of the Lease may have commenced.

4.3 The Lessee reserves the right to exclude the insurance payable from the building operating expenses, on satisfaction of a replacement policy payable directly by the Lessee and in such case the provision in item 6 of Outgoings and clause 9 of the Lease shall be deleted.

4.4 The Lessor or its solicitor shall deliver or post the Lease to the Lessee or to the solicitors for the Lessee for execution and the Lessee shall execute and return or procure the execution and return of the Lease as the case may be together with any costs for which the Lessee is responsible under this Agreement to the Lessor or the Lessor's solicitors within 14 days of such posting or delivery.

4.5 Until the Lease has been executed the Lessee and the Lessor shall be bound by the terms contained in this Agreement and in the form of lease as if the same had been completed and executed in accordance with this Agreement.

4.6 In the event of a conflict between any term of this Agreement and the terms of the form of lease attached as Schedule 3 the provisions of this Agreement shall prevail and the terms of this Agreement shall not merge in the Lease but shall remain in full force and effect.

4.7 Subject to clause 4.8 the initial annual rent payable shall be the Annual Rent referred to in item 10 of Schedule 1.

4.8 (a) The parties agree that the area of the Premises is estimated as follows:

          Ground Floor         3,653 m2

          Dock Apron             645 m2
                             ----------
                               4,298 m2

          As soon as practical the Lessor shall cause a registered surveyor to determine the rentable area of the Premises and such determination shall be final.

     (b) For the purposes of such determination the rentable area of the Premises shall be measured in accordance with the PLEINZ/BOMA Guide Method 3 in force at the time for measurement of major retail premises.

     (c) Upon determination of the rentable area of the Premises the annual rent referred to in Schedule 1 shall be adjusted by multiplying the rentable area so determined by $135.00 per square metre (plus GST) for the ground floor space and $70.00 per square metre (plus GST) for the Dock Area and the "Lessee's Percentage of Outgoings" specified in item 12 of Schedule 1 shall be calculated in accordance with Schedule 1. Following such determination the Lease shall be completed including such details. The parties shall adjust any rental and outgoings promptly following such determination.

4.9 The Annual Rent shall be reviewed in accordance with the Rent Review clause in the Lease in Schedule 3 on the third anniversary of the Commencement Date and three yearly thereafter PROVIDED THAT the new Annual Rent for each review period shall not be less than the Annual Rent payable by the Lessee at the commencement of the term of the Lease.

5.   MISCELLANEOUS

5.1 The Lessor shall be entitled at any time to dispose of its interest in the Land and this Agreement PROVIDED THAT any such disposal shall be subject to the rights of the Lessee pursuant to this Agreement.

5.2 The Lessee shall not prior to the date of execution of the Lease sell, assign or agree to sell or assign its interest under this Agreement or the Lease.

5.3  The Lessee shall not lodge any caveat against the title to the Land.

5.4 The Lessee and the Lessor shall each pay their own legal costs of and incidental to the negotiation, preparation and completion of this Agreement and any consents. The Lessee shall pay the Lessor's solicitor's costs of negotiating and preparing the Lease. Otherwise the provisions of clause 6 of the Lease shall apply.

6.  NOTICES

6.1 Any notice to be given to the Lessee under this Agreement shall be sufficiently given if:

     (a)  delivered to any Director of the Lessee; or

     (b) sent to the Lessee through the general post addressed to the Lessee at the Lessee's address stated in Schedule 1 (which notice shall be deemed to have been given at the expiration of 48 hours after the notice has been posted); or

     (c)  delivered to the solicitor for the Lessee; or

     (d)  served in accordance with any other mode of service authorised by law.

7.   CONFIDENTIALITY

7.1 Neither party shall make any announcement to the press without the written approval of the other and then only in such form as the parties shall agree. Otherwise the terms of this Agreement are confidential to the parties and their professional advisers and neither party shall disclose any of the terms and conditions hereof without the prior written approval of the other except as required by law.

8.   FAXED EXECUTION

8.1 This Agreement may be executed by each party signing a like copy of the same and the copies shall be read as one document. Facsimile copies of the Agreement received by a party shall be interpreted as being conclusive evidence of the execution of the same in terms of this clause. Each party shall sign an original of the same as soon as possible if the provisions of this clause are utilised and shall supply such original to the other party forthwith.

9.   ARBITRATION

9.1 Any dispute which may arise as to the interpretation of this Agreement or as to any matter arising out of this Agreement shall be submitted to the arbitration of such person as the parties can agree upon or, failing such agreement, of such person as shall be appointed by the President for the time being of the Arbitrators and Mediators of NZ Incorporated and such arbitration shall be conducted in all respects in accordance with the Arbitration Act 1996 or any Act passed in substitution thereof and in accordance with the substantive law of New Zealand. The notice requiring arbitration may include a request for conciliation. If such a request is made and is acceded to by the other party then the parties shall endeavour to agree on a conciliator and shall submit the matter to him. The conciliator shall discuss the matter with the parties and endeavour to resolve it by their agreement. All discussions in conciliation shall be without prejudice, and shall not be referred to in any later proceedings. Failing agreement the conciliator may by written decision himself determine the matter. The conciliator's determination shall be binding on both parties unless within 10 working days a party notifies the other in writing that it rejects the conciliator's determination. The parties shall bear their own costs in the conciliation, and shall pay an equal share of the costs of the conciliator.

10.  CONDITIONS

10.1 This Agreement is subject to the following conditions:

     (a) The Lessee obtaining approval from its board of directors within 20 working days of the date of execution of this Agreement by both parties; and

     (b) The Lessor holding a valid resource consent which permits the Lease granted under this Agreement to enable the Building Project and to permit the Premises to be used for their Permitted Use within 60 working days of the date of execution of this Agreement by both parties; and

     (c) The Lessor's board approval within 15 working days of the date of execution of this Agreement by both parties. No binding contract will exist until both parties have executed this Agreement and same has been approved as aforesaid. In consideration of the Lessee's agreement to accept this clause the Lessor shall pay $1.00 (if demanded) to the Lessee if the Agreement is avoided under this clause.

     (d) Completion of a schedule of Lessee's works upon terms satisfactory to both parties within 20 working days of the date of execution of this Agreement by both parties.

11.  GUARANTEE

11.1 In consideration of the Lessor entering into this Agreement the Guarantor (and if more than one, each of them jointly and severally) hereby acknowledges and guarantees to the Lessor the due and punctual payment of Rent and all other moneys payable by the Lessee under this Agreement and the performance by the lessee of all the covenants conditions agreements and provisions to be observed by the Lessee under this Agreement and under the Lease.

12.2 The Guarantor agrees that no release delay or other indulgence given by the Lessor to the Lessee or any alteration in the terms of this Agreement or the Lease or any other thing whatsoever whereby the Guarantor as a surety only would have been so released shall release prejudice or affect the Guarantor's liability as Guarantor.

12.3 The Guarantor agrees that as between the Guarantor and the Lessor the Guarantor may for all purposes be treated as Lessee and the Lessor shall be under no obligation to take proceedings against the Lessee before taking proceedings against the Guarantor. The Guarantor agrees upon demand to execute the form of Guarantee in the attached form of Lease.

IN WITNESS of which this Agreement has been executed.


SIGNED by,               )  /s/                        Director
                            ---------------------
PUKEROA ORUAWHATA        )
HOLDINGS LIMITED         )  /s/                        Director
                            ---------------------
in the presence of:      )


Witness:  /s/

Occupation:  Chartered Accountant

Address:  Rotorua


SIGNED by                )  /s/                        Director
                            ---------------------
CUL (NZ) LIMITED         )
in the presence of:      )  /s/                        Vice President
                            ---------------------

Witness:  /s/

Occupation:   RETAIL CONSULTANT

Address:      P.O. Box 5207
              Wellesley St
              Auckland

SIGNED by                )  /s/                        Director
                            ---------------------
COST-U-LESS INC          )
in the presence of:      )  _____________________      Director

Witness:                 /s/

Occupation:              VICE PRESIDENT REAL ESTATE/CONSTRUCTION

Address:                 BELLEVUE, WA

                                  SCHEDULE 1

1.    LESSOR

     (a) PUKEROA ORUAWHATA HOLDINGS LIMITED

     (b) (i)   Lessor's Address during period of construction and fit out:

               C/- RCG
               PO Box 5207 Wellesley Street Auckland

               Telephone:  (09) 303 1501
               Facsimile:  (09) 303 1506

         (ii)  Lessor's Address after completion of fit out:

               C/- Hulton Patchell
               Chartered Accountants
               1225 Pukuatua Street
               PO Box 1197
               Rotorua

     (c) Lessor's Solicitor:

         Rangitauira & Co (J Rangitauira)
         PO Box 1693
         Rotorua

         Telephone:     (07) 348 0034
         Facsimile:     (07) 346 2933

2.   LESSEE

     (a)  CUL (NZ) LIMITED

     (b)  Lessee's Address:

          PO Box 62263
          Mt Wellington

          Telephone:
          Facsimile:

     (c)  Lessee's Solicitors:

          Burton & Co (Nigel Burton)
          PO Box 8889
          Symonds Street
          Auckland

          Telephone:     (09) 300 3777
          Facsimile:     (09) 300 3770

3.   BUILDING

     The building to be erected on the Land.

4.   PREMISES

     All those premises comprising part of the Land and Building hatched in red on the plan annexed hereto and having a building area of approximately 3653 square metres (39,306 sqft) on the ground level plus 645 square metres (6,940 sqft) for the Dock Apron subject to measurement in accordance with clause 4.8(b), including the non-exclusive right to use 150 carparks provided within the vicinity of the Premises outlined blue on the plan annexed hereto.

5.   INITIAL TERM

     10 years.

6.   COMMENCEMENT DATE

     The later of:

     (a) the Date of Practical Completion; or

     (b) 30 November 1999; or

     (c) the date six weeks from the Fitout Date.

     PROVIDED HOWEVER that the Commencement Date shall not be later than the date that the Lessee commences full trading from the Premises.

7.   EXPIRY DATE OF INITIAL TERM

     The date one day prior to the tenth anniversary of the Commencement Date.

8.   RENEWAL TERMS

     Two further terms of five years each.

9.   FINAL EXPIRY DATE

     (If both rights of renewal are exercised) the date two days prior to the 20th anniversary of the Commencement Date.

10.  ANNUAL RENT

     Subject to determination under clause 4.8, $135.00 per square metre per annum plus GST for the Ground Floor space and $70.00 per square metre per annum plus GST for the Dock Apron.

11.  MONTHLY ANNUAL RENT INSTALMENT

     One-twelfth of the Annual Rent plus GST as determined by clause 4.8.

12.  LESSEE'S PERCENTAGE OF OUTGOINGS

     A percentage rate equal to the proportion that the net rentable area of the Premises, excluding the dock area as calculated in accordance with clause 4.8, bears to the rentable area of the building.

13.  DEPOSIT

     The Lessee shall pay to the Lessor or its agent two months rent in advance. Payment of such funds will be required at the time this Agreement becomes unconditional in all respects.

14.  DEFAULT RATE

     5% above the base lending rate of the Lessor's bankers.

15.  RENT REVIEW DATE(S)

     In accordance with clauses 4.9.

16.  PERMITTED USE

     Retailer specialising in the wholesale cash and carry business.

17.  IMPROVEMENTS RENT PERCENTAGE

     12%

18.  INSURANCE

     Full replacement and reinstatement. The Lessee may insure the Building via its international insurance policy subject to the Lessor's reasonable approval.

                                  SCHEDULE 2

                                  Scheme Plan

                           [FLOOR PLAN APPEARS HERE]

                                   SCHEDULE 3

                              Standard Lease Terms

                     DEED OF LEASE                     THIRD EDITION 1993 (2)


DEED made the    day of

LANDLORD  PUKEROA ORUAWHATA HOLDINGS LIMITED

TENANT  CUL (NZ) LIMITED

GUARANTOR  COST-U-LESS INC

THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises described in the First Schedule together with the right to use:
a)  The Landlord's fixtures and fittings contained in the premises.
b)  The common areas of the property.
c)  The car parks described in the First Schedule.

FOR the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND THE TENANT covenant as set out in the Second Schedule.

THE GUARANTOR covenants with the Landlord as set out in the Guarantee in the Third Schedule.

SIGNED by the Landlord         /s/                 Director
in the presence of:            -------------------
                                                   Director/Authorised Signatory
                               -------------------

SIGNED by the Tenant           /s/                 Director
in the presence of:            -------------------
                                                   Director/Authorised Signatory
                               -------------------

SIGNED by the Guarantor        /s/                 Director
in the presence of:            -------------------
                                                   Director/Authorised Signatory
                               -------------------

                                FIRST SCHEDULE

PREMISES: All those premises comprising part of the land and building hatched in red on the plan annexed and having a building area of approximately 3653 square metres (39,306 sq ft) on the ground level plus 645 square metres (6,940 sq ft) for the Dock Apron subject to measurement

CARPARKS: [150] shown outlined in blue on the annexed plan

TERM:     Ten (10) years

COMMENCEMENT DATE: The 18th day of November 1999
FURTHER TERMS:     Two (2) further terms of five (5) years each

RENEWAL DATES:     The 18th day of November 2009 and the 18th day of November
                   2014

FINAL EXPIRY DATE: The 17th day of November 2019

ANNUAL RENT:        $511,009.95 plus GST
(Subject to review if  applicable)

MONTHLY PAYMENTS OF RENT: $42,584.16 plus GST

RENT PAYMENT DATES: The 18th day of each month commencing on the 18th day of November 1999

REVIEW DATES:    The 18th day of November 2002, 2005, 2008 and, if day of 2011
and 2014 and, if further renewed, the 18th day of November 2017

PROPORTION OF OUTGOINGS: 82.95%
(Clause 3.1)

DEFAULT INTEREST RATE:     5% per annum above the Landlord's banker's overdraft
                           rate at the time of default.

BUSINESS USE: Retail specialising in the wholesale cash and carry business



IMPROVEMENTS RENT PERCENTAGE:            12%
(Clause 23)

INSURANCE           -- Full replacement and reinstatement.

                       (Delete one)

                                   OUTGOINGS
                                  (Clause 3)

1.  Rates or levies payable to any local or territorial authority.

2. Charges for water gas electricity telephones and other utilities or services.

3.  Rubbish collection charges.

4. New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.

5. Such portion of the Landlords land tax as the value of the land forming part of the property bears to the total value of all land included in the Landlord's assessment for land tax.

[6. Insurance premiums and related valuation fees. (Clause 9).]

7. Service contract charges for air conditioning, lifts and other building services.

8. Cleaning maintenance and repair charges including charges for repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building (minor repairs to the roof of the building shall not be a structural repair).

9.  The provisioning of toilets and other shared facilities.

10. The cost of ground maintenance i.e. lawns, gardens and planted areas including plant hire and replacement.

11. Yard and carparking area maintenance and repair charges but excluding charges for structural repairs to the building.

12. Body Corporate charges for insurance premiums and related valuation fees and reasonable management administration expenses.

13. The costs incurred and payable by the landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by Section 45 of the Building Act 1991.

                                SECOND SCHEDULE

TENANT'S PAYMENTS

Rent

1.1 THE Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates. The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term to the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions by direct payment to the Landlord or as the Landlord may direct.


Rent Review

2.1  THE annual rent may be reviewed by the Landlord as follows:

     (a) The Landlord shall commence a review by not earlier than three (3) months prior to a review date or at any time up to the next following review date giving written notice to the Tenant specifying the annual rent considered by the Landlord to be the current market rent as at that review date.

     (b) If, by written notice to the Landlord within twenty-eight (28) days after receipt of the Landlord's notice, the Tenant disputes that the proposed new annual rent is the current market rent then the new rent shall be determined in accordance with clause 2.2. BUT the new rent shall not be less than the annual rent payable at the Commencement Date.

     (c) If the Tenant fails to give such notice (time being of the essence) the Tenant shall be deemed to have accepted the annual rent specified in the Landlord's notice.

     (d) The annual rent so determined or accepted shall be the annual rent from the review date or the date of the Landlord's notice if such notice is given later than three (3) months after the review date.

     (e) Pending the determination of the new rent, the Tenant shall pay the rent specified in the Landlord's notice provided that the rent is substantiated by a registered valuer's report. Upon determination of the new rent an appropriate adjustment shall be made.

     (f) The rent review at the option of either party may be recorded in a Deed the cost of which and the stamp duty thereon shall be payable by the tenant.

2.2 IMMEDIATELY following receipt by the Landlord of the Tenant's notice the parties shall endeavour to agree upon the current market rent, but if agreement is not reached within fourteen (14) days then the new rent maybe determined either:

     (a) By one party giving written notice to the other requiring the new rent to be determined by arbitration, or

     (b) If the parties so agree by registered valuers acting as experts and not as arbitrators as follows:

         (1) Each party shall appoint a valuer and give written notice of the appointment to the other party within fourteen (14) days of the parties agreeing to so determine the new rent.

         (2) If the party receiving a notice fails to appoint a valuer within the fourteen (14) day period then the valuer appointed by the other party shall determine the new rent and such determination shall be binding on both parties.

         (3) The valuers appointed before commencing their determination shall appoint an umpire who need not be a registered valuer.

         (4) The valuers shall determine the current market rent of the premises and if they fail to agree then the rent shall be determined by the umpire.

         (5) Each party shall be given the opportunity to make written or verbal representations to the valuers or the umpire subject to such reasonable time and other limits as the valuers or the umpire may prescribe and they shall have regard to any such representations but not be bound thereby.

     When the new rent has been determined the arbitrators or the valuers shall give written notice thereof to the parties. The notice shall provide as to how the costs of the determination shall be borne and such provision shall be binding on the parties.


Outgoings

3.1 THE Tenant shall pay the outgoings in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the premises then the Tenant shall pay such proportion thereof as is specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2 THE Landlord may vary the proportion of any outgoing payable to ensure that the tenant pays a fair proportion of the outgoing.

3.3 IF any outgoing is rendered necessary by another tenant of the property or that tenant's employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant's leasing obligations, then such outgoing shall not be payable by the Tenant.

3.4 THE outgoings shall be apportioned between the Landlord and the Tenant in respect of periods current at the commencement and termination of the term.

3.5 THE outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of such reasonable amount as the Landlord shall determine calculated on an annual basis. Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6 AFTER the 31st March in each year of the term or such other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7 THE Tenant's liability to pay outgoings during the term shall subsist notwithstanding the end or earlier termination of the term.

3.8 NOTWITHSTANDING any other provision in this lease, but with the exception of clause 18.2, the Tenant shall only be liable to pay the outgoings specified in the first schedule.

Goods and Services Tax

4.1 THE Tenant shall pay to the Landlord or as the Landlord shall direct the Goods and Services Tax payable by the Landlord in respect of the rental and other payments payable by the Tenant hereunder. The tax in respect of the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2 IF the Tenant shall make default in payment of the rental or other moneys payable hereunder and the Landlord becomes liable to pay additional Goods and Services Tax then the Tenant shall on demand pay to the Landlord the additional tax.


Interest on Unpaid Money

5. IF the Tenant defaults in payment of the rent or other moneys payable hereunder for fourteen (14) days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment down to the date of payment.


Costs

6. THE Tenant shall pay the Landlord's solicitors costs of and incidental to the preparation of this lease and any variation or renewal or any Deed recording a rent review and the stamp duty payable, and the Landlord's legal costs (as between solicitor and client) of and incidental to the enforcement or attempted enforcement of the Landlord's rights remedies and powers under this lease.


Indemnity

7. THE Tenant shall indemnify the Landlord against all damage or loss resulting from any act or omission on the part of the Tenant or the Tenant's employees contractors or invitees. The Tenant shall recompense the Landlord for all expenses incurred by the Landlord in making good any damage to the property resulting from any such act or omission. The Tenant shall be liable to indemnify only to the extent that the Landlord is not flatly indemnified under any policy of insurance.


LANDLORD'S PAYMENTS

Outgoings

8. SUBJECT to the Tenant's compliance with the provisions of Clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.


[Insurance

9. THE Landlord shall at all times during the term keep and maintain any buildings on the property insured under a policy of the type shown in the First Schedule against loss damage or destruction by fire and such other risks as the Landlord may reasonably determine and such cover may extend to
     --

     (a) a twelve (12) month indemnity in respect of consequential loss of rent,

     (b) loss damage or destruction of windows and other glass and all the Landlord's fixtures fittings and chattels, and

     (c) adequate public risk cover. ]

MAINTENANCE AND CARE OF PREMISES

Tenant's Obligations

10.1 THE Tenant shall (subject to any maintenance covenant by the landlord) in a proper and workmanlike manner and to the reasonable requirements of the
     Landlord:

     (a) Maintain the premises

         Keep and maintain the interior of the premises including the Landlord's fixtures and fittings in the same clean order repair and condition as they were in at the commencement of this lease and will at the end or earlier determination of the term quietly yield up the same in the like clean order repair and condition. In each case the Tenant shall not be liable for fair wear and tear arising from reasonable use or damage by fire earthquake flood storm act of God inevitable accident or any risk against which the Landlord is insured unless the insurance moneys are rendered irrecoverable in consequence of any act or default of the Tenant or the Tenant's agents employees contractors or invitees.

     (b) Repair minor breakage

         Repair all glass breakages and breakage or damage to all doors windows light fittings and power points of the premises and shall keep that portion of the electrical system of the premises from the switchboard to all power outlets in good operating condition. This provision shall apply notwithstanding any other provision in this lease.

     (c) Painting

         Paint and decorate those parts of the interior of the premises which have previously been painted and decorated when the same reasonably require repainting and redecoration.

     (d) Floor coverings

         Keep all floor coverings in the premises clean and replace all worn or damaged floor coverings with floor coverings of a similar quality when reasonably required by the Landlord.

     (e) Make good defects

         Make good any damage to the property caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible.

10.2  WHERE the Tenant is leasing all of the property the Tenant shall:

     (a) Maintain yards

         Keep and maintain any car parks parings and other sealed or surfaced areas in good order and repair.

     (b) Care of grounds

         Keep any grounds yards and surfaced areas in a tidy condition and maintain any garden or lawn areas ill a tidy and cared for condition.

     (c) Water and drainage

         Keep and maintain the storm or waste water drainage system including downpipes and guttering clear and unobstructed.

     (d) Other works

         Carry out such works to the property as the Landlord may require in respect of which outgoings are payable by the Tenant.

10.3 THE Tenant shall not be liable for the maintenance or repair of any building service the subject of a service maintenance contract but this clause shall not release the Tenant from any obligation to pay for the cost of any such contract or charges in respect of any such maintenance or repair.

10.4 WHERE the Tenant is obligated to make good damage to the property of the Landlord then the Landlord shall reimburse the Tenant for the cost of making good the damage to the extent of any insurance moneys receivable by the Landlord in respect of such damage.


Toilets

11. THE toilets sinks and drains shall be used for their designed purposes only and no substance or matter shall be deposited in them which could damage or block them.

Rubbish Removal

12. THE Tenant shall regularly cause all rubbish and garbage to be removed from the premises and will keep any rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant's own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority.


Landlord's Maintenance

13.1 THE Landlord shall keep and maintain the building and all building services in good order and repair but the Landlord shall not be liable for any:

     (a) Repair or maintenance which the Tenant is responsible to undertake; or

     (b) Want of repair or defect in respect of building services so long as the Landlord is maintaining a service maintenance contract covering the work to be done; or

     (c) Repair or maintenance which is not reasonably necessary for the Tenant's use and enjoyment of the premises.

     (d) Loss suffered by the Tenant arising from any want of repair or defect unless the Landlord shall have received notice in writing thereof from the Tenant and shall not within a reasonable time thereafter have taken appropriate steps to remedy the same.

13.2 THE Landlord shall keep and maintain service maintenance contracts for lifts, airconditioning and at the Landlord's option any other building services unless it is the obligation of the Tenant to maintain such contracts.


Notification of Defects

14. THE Tenant shall give to the Landlord prompt notice of any accident to or defect in the premises of which the Tenant may be aware and in particular in relation to any pipes or fittings used in connection with the water electrical gas or drainage services.


Landlord's Right of Inspection

15. THE Landlord and the Landlord's employees Contractors and invitees may at all reasonable times enter upon the premises to view their condition. If the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of Clause I0 the Tenant shall with all reasonable speed so comply.


Landlord may Repair

16. IF default shall be made by the Tenant in the due and punctual compliance with any repair notice given pursuant to the previous clause or in the event that any repairs for which the Tenant is responsible require to be undertaken as a matter of urgency then without prejudice to the Landlord's other rights and remedies expressed or implied the Landlord may by the Landlord's employees and contractors with all necessary equipment and material at all reasonable times enter upon the premises to execute such works. Any moneys expended by the Landlord in executing such works shall be payable by the Tenant to the Landlord upon demand together with interest thereon at the default interest rate from the date of expenditure down to the date of payment.


Access for Repairs

17. THE Tenant shall permit the Landlord and the Landlord's employees and contractors at all reasonable times to enter the premises to carry out repairs to the premises or adjacent premises and to install inspect repair, renew or replace any services where the same are not the responsibility of the Tenant all such repairs inspections and work to be carried out with the least possible inconvenience to the Tenant.

USE OF PREMISES

Business Use

18.1 THE Tenant shall not without the prior written consent of the Landlord use or permit the whole or any part of the premises to be used for any use other than the business use. The Landlord's consent shall not be unreasonably or arbitrarily withheld in respect of any proposed use

     (a) not in substantial competition with the business of any other occupant of the property which might be affected by the use,

     (b) reasonably suitable for the premises and

     (c) conforming with all town planning ordinances, provisions and consents.

     If any change in use renders any increased or extra premium payable in respect of any policy or policies of insurance on the premises the Landlord as a condition of granting consent may require the Tenant to pay the increased or extra premium.

18.2 IF any change in use requires compliance with Section 46 of the Building Act 1991 the Landlord, as a condition of granting consent, may require the Tenant to comply with Section 46 of the Act and to pay all compliance costs.

18.3 IF the premises are a retail shop the Tenant shall keep the premises open for business during usual trading hours and fully stocked with appropriate merchandise for the efficient conduct of the Tenant's business.


Lease of Premises Only

19. THE tenancy shall relate only to the premises and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation thereto other than the rights of use herein provided.


Neglect of Other Tenant

20. THE Landlord shall not be responsible to the Tenant for any act of default or neglect of any other tenant of the property.


Signage

21. THE Tenant shall not affix paint or exhibit or permit to be affixed painted or exhibited any name sign name-plate signboard or advertisement of any description on or to the exterior of the building or the appurtenances thereof without the prior approval in writing of the Landlord but such approval shall not be unreasonably or arbitrarily withheld in respect of signage descrying the Tenant's business. If approved the signage shall be secured in a substantial and proper manner so as not to cause any damage to the building or any person and the Tenant shall at the end or sooner determination of the term remove the signage and make good any damage occasioned thereby.


Additions and Alterations

22.1 THE Tenant shall neither make nor allow to be made any alterations or additions to any part of the premises without first producing to the Landlord on every occasion plans and specifications and obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld) for that purpose. If the Landlord shall authorise any alterations or additions the Tenant will at the Tenant's own expense if required by the Landlord at the end of the term reinstate the premises. The Tenant will promptly discharge and procure the withdrawal of any liens or charges of which notice may be given to the Tenant or the Landlord in respect of any work carried out by the Tenant.


22.2 THE Tenant, when undertaking any "building work" to the premises (as that term is defined in the Building Act 1991), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act.

Compliance with Statutes and Regulations

23.1 THE Tenant shall comply with the provisions of all statues, ordinances, regulations and by-laws relating to the use of the premises by the Tenant or other occupant and will also comply with the provisions of all licences, requisitions and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant PROVIDED THAT:

     (a) The Tenant shall not be required to make any structural repairs or alterations other than those required by reason of the particular nature of the business carried on by the Tenant or other occupant of the premises or the number or sex of persons employed on the premises.

     (b) The Tenant shall not be liable to discharge the Landlord's obligations as owner under the Building Act 1991 unless any particular obligation is the responsibility of the Tenant as an occupier of the premises.

23.2 If the Landlord is obliged by any such legislation or requirement to expend moneys on any improvement addition or alteration to the premises then the Landlord shall be entitled to charge in addition to the rent an annual sum equal to the Improvements Rent Percentage of the amount so expended by the Landlord and the monthly payments of rent shall increase accordingly from the first day of the month in which such improvement addition or alteration is completed. If the Landlord would be obliged to expend an unreasonable amount then the Landlord may determine this lease and any dispute as to whether or not the amount is unreasonable shall be determined by arbitration.


No Noxious Use

24.  THE Tenant shall not

     (a) bring upon or store within the premises nor allow to be brought upon or stored within the premises any machinery goods or things of an offensive noxious illegal or dangerous nature, or of such weight size or shape as is likely to cause damage to the building or any surfaced area,

     (b) use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business, or

     (c) allow any act or thing to be done which may be or grow to be a nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other person, and generally the Tenant shall conduct the Tenant's business upon the premises in a clean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use or any use to which the Landlord has consented shall be deemed not to be a breach of this clause.


Tenant not to Void Insurances

25. THE Tenant shall not carry on or allow upon the premises any trade or occupation or allow to be done any act or thing which

     (a) shall make void or voidable any policy of insurance on the property or

     (b) may render any increased or extra premium payable for any policy of insurance except where in circumstances in which any increased premium is payable the Tenant shall have first obtained the consent of the insurer of the premises and the Landlord and made payment to the insurer of the amount of any such increased or extra premium as may be payable but the carrying on by the Tenant in a reasonable manner of the business use or of any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

     In any case where in breach of this clause the Tenant has rendered any insurance less effective or void and the Landlord has suffered loss or damage thereby the Tenant shall forthwith compensate the Landlord in full for such loss or damage.

DRAFT DAMAGE TO OR DESTRUCTION OF PREMISES

Total Destruction

26. IF the premises or any portion of the building of which the premises may form part shall be destroyed or so damaged

     (a) as to render the premises untenantable then the term shall at once terminate or

     (b) in the reasonable opinion of the Landlord as to require demolition or reconstruction, then the Landlord may within three (3) months of the date of damage or destruction give the Tenant one (1) months written notice to terminate and a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

     Any termination pursuant to this clause shall be without prejudice to the rights of either party against the other.


Partial Destruction

27.1 IF the premises or any portion of the building of which the premises may form part shall be damaged but not so as to render the premises untenantable and

     (a) the Landlord's policy or policies of insurance shall not have been invalidated or payment of the policy moneys refused in consequence of some act or default of the Tenant and

     (b) all the necessary permits and consents shall be obtainable,

     THEN the Landlord shall with all reasonable speed expend all the insurance moneys received by the Landlord in respect of such damage towards repairing such damage or reinstating the premises and/or the building but the Landlord shall not be liable to expend any sum of money greater than the amount of the insurance money received.

27.2 Any repair or reinstatement may be carried out by the Landlord using such materials and form of construction and according to such plan as the Landlord thinks fit and shall be sufficient so long as it is reasonably adequate for the Tenant's occupation and use of the premises.

27.3 Until the completion of the repairs or reinstatement a fair proportion of the rent and outgoings shall cease to be payable according to the nature and extent of the damage.

27.4 If any necessary permit or consent shall not be obtainable or the insurance moneys received by the Landlord shall be inadequate for the repair or reinstatement then the term shall at once terminate but without prejudice to the rights of either party against the other.


DEFAULT

Distress

28. THE Landlord may distrain for rent or other moneys payable under this lease remaining unpaid fourteen (14) days after due date.

Re-Entry

29.  THE Landlord may re-enter the premises at the time or at any time hereafter

     (a) if the rent shall be in arrear fourteen (14) days after any of the rent payment dates,

     (b) in case of breach by the Tenant of any covenant or agreement on the Tenant's part herein expressed or implied,

     (c) if the Tenant shall make or enter into or endeavour to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant's creditors,

     (d) in the event of the insolvency bankruptcy or liquidation of the Tenant,

     (e) if the Tenant shall suffer distress or execution to issue against the Tenant's property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5000.00)

     and the term shall terminate on such re-entry but without prejudice to the rights of either party against the other.


Loss on Re-entry

30. UPON re-entry the Landlord may remove from the premises any chattels in the apparent possession of the Tenant and place them outside the premises and the Landlord shall not be answerable for any loss resulting from the exercise of the power of re-entry.


Essentiality of Payments

31.1 FAILURE to pay rent or other moneys payable hereunder on the due date shall be a breach going to the essence of the Tenant's obligations under the Lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

31.2 THE acceptance by the Landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant's continuing obligation to pay rent and other moneys.


Repudiation

32. THE Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant's obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.


REMOVAL OF TENANT'S FIXTURES

33. THE Tenant not being in breach may at any time before and will if required by the Landlord at the end or earlier termination of the term remove all the Tenant's fixtures and fittings and make good at the Tenant's own expense all resulting damage and if not removed within seven (7) days of the Landlord's request ownership of the Tenant's fixtures and fittings passes to the Landlord.

QUIET ENJOYMENT

34. THE Tenant paying the rent and performing and observing all the covenants and agreements herein expressed and implied shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.


RENEWAL OF TERM

35. IF the Tenant has not been in breach of this lease and has given to the Landlord written notice to renew the lease at least three (3) calendar months before the end of the term then the Landlord will at the cost of the Tenant renew the lease for the next further term from the renewal date as follows:

     (a) The annual rent subject to clause 2.2 shall not be less than the rent payable at Commencement Date.

     (b) Such annual rent shall be subject to review during the further term on the review dates or if no dates are specified then after the lapse of the equivalent periods of time as are provided herein for rent reviews.

     (c) The renewed lease shall otherwise be upon and subject to the covenants and agreements herein expressed and implied except that the term of this lease plus all further terms shall expire on or before the final expiry date.



ASSIGNMENT OR SUBLETTING

36.1 THE Tenant shall not assign sublet or otherwise part with the possession of the premises or any part thereof without first obtaining the written consent of the Landlord which the Landlord shall give if the following conditions are fulfilled:

     (a) The Tenant proves to the satisfaction of the Landlord that the proposed assignee or subtenant is (or in the case of a company the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant's commitments under this lease.

     (b) All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenant's covenants.

     (c) In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord.

     (d) In the case of an assignment to a company (other than a listed public company) a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and (if required by the Landlord) by the Directors and delivered to the Landlord.

     (e) The Tenant pays the Landlord's proper costs and disbursements in respect of the approval or preparation and stamping of any deed of covenant or guarantee and (if appropriate) all fees and charges payable in respect of any reasonable enquiries made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor.


36.2 WHERE the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

36.3 ANY assignment or subletting of the type or in the manner referred to in
     Section 109 (2) of the Property Law Act 1952 shall be a breach of the provisions of this lease.

36.4 WHERE any Tenant is an unlisted company then any change in the legal or beneficial ownership of any or its shares or issue of new capital whereby in either case there is a change in the effective management or control of the company is deemed to be an assignment of this lease.

UNIT TITLE COVENANTS

Body Corporate

37.1 THE expression "Body Corporate" means the Body Corporate incorporated under the Unit Titles Act 1972 ("the Act") in respect of the property.


Act and Rules Paramount

37.2 THIS lease shall be subject to the provisions of the rules of the Body Corporate and the provisions of the Act.


Insurance

37.3 THE Landlord's obligation to insure the building shall be satisfied by the Body Corporate maintaining the same insurance covers in accordance with the Act.


Indemnity

37.4 THE Tenant's obligation to indemnify the Landlord as herein expressed is extended to include the Body Corporate but only to the extent that the Body Corporate is not fully indemnified under any policy of insurance.


Lessor's Obligations

37.5 THE Landlord shall observe and perform all of the Landlord's obligations as a member of the Body Corporate and shall use the Landlord's best endeavours to ensure that the Body Corporate complies with its rules and the provisions of the Act.


Consents

37.6 WHERE in this lease the consent of the Landlord is required in respect of any matter then the like consent of the Body Corporate shall also be required if the consent of the Body Corporate to any such matter would be necessary under its rules or the Act.


GENERAL

Holding Over

38. IF the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, such occupation shall be a monthly tenancy only terminable by one month's written notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a monthly tenancy) as herein expressed or implied.


Access for Re-Letting

39. THE Tenant will at all reasonable times during the period of three months immediately preceding expiration of the term permit intending tenants and others with written authority from the Landlord or the Landlord's agents at all reasonable times to view the premises.


Suitability.

40. NO warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

Waiver

41. NO waiver or failure to act by the Landlord in respect of any breach by the Tenant shall operate as a waiver of another breach.


Land Transfer Title or Mortgagee's consent


42. THE Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the premises to this lease and the Tenant will not register a caveat in respect of the Tenant's interest hereunder.


Notice

43. SUBJECT to the provisions of the Property Law Act 1952 any notice to be given to the Landlord or the Tenant hereunder shall be deemed sufficiently served if

     (a) sent by registered post to the addressee's last known address in New Zealand, or

     (b) in the case of a body corporate sent to its registered office, or

     (c) if there is no last known address or registered office, placed conspicuously on any part of the premises.

     Any notice so posted or placed shall be deemed to have been served on the day following the posting or placing thereof. Anything served or given by the Landlord shall be valid if served or given under the hand of the Managing Director, General Manager, Secretary or a director or other authorised representative of the Landlord.


Arbitration

44.1 UNLESS any dispute or difference is resolved by mediation or other agreement, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 and any amendment thereof or any other statutory provision then relating to arbitration.

44.2 IF the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the President or Vice President for the time being of the District Law Society of the district within which the premises are situated. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of
     Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject hereto and varied accordingly.

44.3 THE procedures prescribed in this clause shall not prevent the landlord from taking proceedings for the recovery of any rent or other monies payable hereunder which remain unpaid or from exercising the rights and remedies in the event of such default prescribed in clauses 28 and 29 hereof.


Interpretation

45.  IN this lease

     (a) "the Landlord" and "the Tenant" means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant.

     (b) "the property" and "the building" mean the land and building(s) of the Landlord which comprise or contain the premises. Where the premises are part of a unit title development the words "the property" mean the land and building(s) comprised in the development.

     (c) "the common areas" means those parts of the property the use of which is necessary for the enjoyment of the premises and which is shared with other tenants and occupiers.

     (d) Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule

     (e) Where the context requires or admits, words importing the singular shall import the plural and vice versa.

ADDITIONAL CLAUSES


Non Exclusive Right to Use Carparks


46. The Lessee and Guarantor acknowledge that the carparking provided is not for the exclusive use of the Lessee's customers.

                                THIRD SCHEDULE

                                   GUARANTEE


IN CONSIDERATION of the Landlord entering into the lease at the Guarantor's request the Guarantor:

  (a) guarantees payment of the rent and the performance by the Tenant of the covenants in the lease, and

  (b) indemnifies the Landlord against any loss the Landlord might suffer should the lease be lawfully disclaimed or abandoned by any liquidator, receiver or other person.


THE GUARANTOR covenants with the Landlord that:


1. NO release delay or other indulgence given by the Landlord to the Tenant or to the Tenant's successors or assigns or any other thing whereby the Guarantor would have been released had the Guarantor been merely a surety shall release prejudice or affect the liability of the Guarantor as a guarantor or as indemnifier.

2. AS between the Guarantor and the Landlord the Guarantor may for all purposes be treated as the Tenant and the Landlord shall be under no obligation to take proceedings against the Tenant before taking proceedings against the Guarantor.

3. THE guarantee is for the benefit of and may be enforced by any person entitled for the time being to receive the rent.

4. AN assignment of the lease and any rent review in accordance with the lease shall not release the Guarantor from liability.

5. SHOULD there be more than one Guarantor their liability under this guarantee shall be joint and several.

                              Dated
                              -----------------------------------------



                              Between

                              PUKEROA ORUAWHATA HOLDINGS LIMITED



                                                          Landlord

                              and

                              CUL (NZ) LIMITED



                                                          Tenant


                              and


                              COST-U-LESS INC


                                                          Guarantor


                              =========================================
                                           DEED OF LEASE
                              =========================================

                                   SCHEDULE 4


                                 Specifications

                           [FLOOR PLAN APPEARS HERE]